EXHIBIT 21.1

                               RYDER SYSTEM, INC.

                       SUBSIDIARIES AS OF FEBRUARY 1, 1998



                                                            STATE/COUNTRY OF
NAME OF COMPANY                                              INCORPORATION

ATE Management of Duluth, Inc.                                  Minnesota
Cape Area Transportation Systems, Inc.                          Massachusetts
Central Virginia Transit Management Company, Inc.               Virginia
Commuter Services, Inc.                                         Virginia
Disposition Holding Corp.                                       Florida
Far East Freight, Inc.                                          Florida
Forrest Rental Services Limited                                 England
H.N.S. Management Company, Inc.                                 Connecticut
Manufacturing Holding Corp.                                     Florida
Merrimack Valley Area Transportation Co., Corp.                 Massachusetts
Mid-South Transportation Management, Inc.                       Tennessee
Mitchell Self Drive Limited                                     England
Network Sales, Inc. (1)                                         Tennessee
Network Vehicle Central, Inc.                                   Florida
Old Dominion Transit Management Company                         Virginia
Paratransit Brokerage Services, Inc.                            Massachusetts
Parking Management of Southwest Virginia, Inc.                  Virginia
Road Master, Limited                                            Bermuda
RSI Acquisition Corp.                                           Delaware
RSI Purchase Corp.                                              Delaware
RTA Transit Services, Inc.                                      Massachusetts
Ryder Argentina S.R.L.                                          Argentina
Ryder/ATE, Inc.                                                 Delaware
Ryder Capital S.A. de C.V.                                      Mexico
RYDERCORP                                                       Florida
RYDERCORP, Inc.                                                 Delaware
Ryder de Mexico S.A. de C.V.                                    Mexico
Ryder Dedicated Capacity, Inc.                                  Tennessee
Ryder Dedicated Logistics, Inc. (2)                             Delaware
Ryder Dedicated Logistics Limited                               England
Ryder Deutschland GmbH                                          West Germany
Ryder Distribution Services Limited                             England
Ryder do Brasil Ltda.                                           Brazil
Ryder Driver Leasing, Inc.                                      Florida
Ryder Energy Distribution Corporation                           Florida


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Ryder (Europe) Limited                                          England
Ryder Integrated Logistics, Inc.                                Delaware
Ryder International, Inc.                                       Florida
Ryder Mexicana, S.A. de C.V.                                    Mexico
Ryder Netherlands B.V.                                          Netherlands
Ryder Pension Fund Limited                                      England
Ryder Plc                                                       England
Ryder Polska Sp. z o. o.                                        Poland
Ryder Public Transportation Services, Inc.                      Florida
Ryder Puerto Rico, Inc.                                         Delaware
Ryder Realty, Inc.                                              Delaware
Ryder Services Corporation (3)                                  Florida
Ryder Servicios do Brasil Ltda.                                 Brazil
Ryder Servicios S.A. de C.V.                                    Mexico
Ryder St. Louis Redevelopment Corporation                       Missouri
Ryder Student Transportation Services, Inc. (4)                 Florida
Ryder System, B.V.                                              Netherlands
Ryder System Holdings (UK) Limited                              England
Ryder System Limited                                            England
Ryder Transport Services Limited                                England
Ryder Transportation Limited                                    England
Ryder Truck Rental, Inc. (5)                                    Florida
Ryder Truck Rental Canada Ltd. (6)                              Canada
Ryder Truck Rental Limited                                      England
Ryder Truckstops, Inc.                                          Florida
Ryder Vehicle Leasing & Sales Corp.                             Barbados
Saunders Leasing System of Canada Limited - being dissolved     Canada
Southwestern Virginia Transit Management Company, Inc.          Virginia
Spring Hill Integrated Logistics Management, Inc.               Delaware
Surplus Property Holding Corp.                                  Florida
Transit Management Company of Laredo                            Texas
Transit Management of Alexandria, Inc.                          Virginia
Transit Management of Charlotte, Inc.                           North Carolina
Transit Management of Connecticut, Inc.                         Connecticut
Transit Management of Decatur, Inc.                             Illinois
Transit Management of Durham, Inc.                              North Carolina
Transit Management of Great Falls, Inc.                         Montana
Transit Management of Nashua, Inc.                              New Hampshire
Transit Management of Racine, Inc.                              Wisconsin
Transit Management of Richland, Inc.                            Ohio
Transit Management of St. Joseph, Inc.                          Missouri
Transit Management of Spartanburg, Inc.                         South Carolina
Transit Management of Tucson, Inc.                              Arizona
Transit Management of Tyler, Inc.                               Texas
Transit Management of Washoe, Inc.                              Nevada
Transit Management of Waukesha, Inc.                            Wisconsin


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Unilink Contract Hire Limited                                   England
UniRyder Limited                                                England
United Contract Hire Limited                                    England
Westland Trailer Co., S.A. de C.V. - being dissolved            Mexico
Westside Corporate Center, Inc.                                 Florida



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(1)  Ontario, Canada: d/b/a Vehicle Network Sales

(2) Arizona, Arkansas, California, Colorado, Connecticut, Delaware, Florida, Georgia, Idaho, Indiana, Iowa, Kentucky, Louisiana, Maine, Maryland, Massachusetts, Michigan, Missouri, Nebraska, Nevada, New Jersey, New York, North Carolina, Ohio, Oklahoma, Oregon, Pennsylvania, Rhode Island, South Dakota, Tennessee, Texas, Utah, Virginia and Washington: d/b/a LogiCorp.
     Florida:  d/b/a UniRyder

(3)  New Jersey, Ohio and Texas: d/b/a Ryder Claims Services Corporation

(4) California, Colorado, Connecticut, Illinois, Minnesota, Missouri, Montana and New Jersey: d/b/a Ryder Transportation

     California:  d/b/a Ryder

     Colorado:  d/b/a Grand Connection

     Massachusetts:  d/b/a DePalma Transportation Sales

     Minnesota:  d/b/a Kare Kabs

     New York:  d/b/a Ryder Student Transportation

     Rhode Island:  d/b/a Ryder Student Transportation Sales


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(5)  Alabama, Alaska, Arizona, Arkansas, California, Colorado, Connecticut,
     Delaware, District of Columbia, Florida, Georgia, Hawaii, Idaho, Illinois, Indiana, Iowa, Kansas, Kentucky, Louisiana, Maine, Maryland, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, Montana, Nebraska, Nevada, New Hampshire, New Jersey, New Mexico, New York, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Pennsylvania, Rhode Island, South Carolina, South Dakota, Tennessee, Texas, Utah, Vermont, Virginia, Washington, West Virginia, Wisconsin and Wyoming: d/b/a Ryder Transportation Services

     Maryland and Virginia:  d/b/a Ryder/Jacobs

     Michigan:  d/b/a Atlas Trucking, Inc.

     Michigan:  d/b/a Ryder Atlas of Western Michigan

(6)  French Name: Location de Camions Ryder du Canada Ltee.

     Canadian Provinces:  Ryder Integrated Logistics


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